UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 27, 2008
INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16789 (Commission File Number)	04-3565120 (IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.
As part of an ongoing review of its worldwide operations for the purpose of improving efficiency, lowering operating costs and improving margins, on February 27, 2008, Inverness Medical Innovations, Inc. (the “Company”) determined to commence the process, subject to consultation as set out below, that could enable it to cease operations at its Unipath, Inc. subsidiary in Bedford, England, and to move manufacturing operations principally to its manufacturing facilities in Shanghai and Hangzhou, China.
Unipath has commenced discussions with employee representatives as part of a consultation process as required under English law. If implemented, the proposed closure and transfer, which was announced on February 28, 2008, could be completed by the end of 2009. After a period of transition, customers currently supplied with product manufactured in Bedford, England would be supplied with product manufactured principally at the Company’s facilities in China.
In the event that the intended closure is undertaken, a charge of approximately $37.0 million is anticipated for all costs, including approximately $24.0 million in severance costs, rent expense through the lease termination date and other cash expenditures and non-cash fixed and current asset charges totaling approximately $13.0 million. Approximately 80% of these costs would be absorbed by the partners in the Company’s 50/50 consumer diagnostics joint venture (SPD Swiss Precision Diagnostics) and/or their parent companies, with the Company paying the rest. The charges will be recognized over the course of the plant closing consistent with accounting principles generally accepted in the United States of America.
In addition to this charge, additional facilities restoration costs may be incurred in connection with exiting the facility’s lease, pending negotiations with the facility’s landlord.
Forward-Looking Information
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements reflect The Company’s current views with respect to future events and are based on managements’ current assumptions and information currently available. Actual results may differ materially due to numerous factors, including without limitation, the ability of the Company to transition the operations of its subsidiary, Unipath, Inc., principally to its facilities in China in an efficient, effective and timely manner; to successfully integrate into its facilities the manufacturing and distribution of new and existing products and the operations of existing and acquired companies or businesses; to expand, as planned, production at its manufacturing facility in China; to avoid manufacturing problems or delays at its facilities or the facilities of its third party manufacturers, including problems with suppliers or access to necessary materials; to comply with regulatory, permitting or licensing issues at its facilities; and to otherwise manage the risks and uncertainties described in the Company’s periodic reports filed with the Securities and Exchange Commission under the federal securities laws, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements contained herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: March 04, 2008	By:	/s/ David Teitel
David Teitel
Chief Financial Officer